As filed with the Securities and Exchange Commission on March 29, 2023.

Registration No. 333-270071

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SEADRILL LIMITED

(Exact Name of Registrant as Specified in its Charter)

Bermuda	1381	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Park Place, 55 Par-la-Ville Road

Hamilton, HM 11

Bermuda

+1 (441) 295-9500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Brett Cole

Seadrill Americas Inc.

11025 Equity Dr., Suite 150

Houston, Texas 77041

(713) 329-1150

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David Emmons Clinton W. Rancher Baker Botts L.L.P. 910 Louisiana Street Houston, Texas 77002 (713) 229-1234	David P. Elder Patrick Hurley Akin Gump Strauss Hauer & Feld LLP 1111 Louisiana Street, 44th Floor Houston, TX 77002 (713) 220-5800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and upon completion of the merger described in the enclosed document.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 2 to the Registration Statement on Form F-4 (File No. 333-270071) of Seadrill Limited is being filed solely to amend Item 21 of Part II thereof and to transmit certain exhibits thereto. This Amendment No. 2 does not modify any of the other information contained in the Registration Statement. Accordingly, this Amendment No. 2 does not include a copy of the prospectus.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

The Company’s Bye-Laws provide that the directors, resident representative, secretary and other officers (such term to include any person appointed to any committee by the Seadrill Board) of the Company acting in relation to any of the affairs of the Company or any subsidiary thereof and the liquidator or trustees (if any) acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them (whether for the time being or formerly), and their heirs, executors and administrators (each of which an “indemnified party”), shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no indemnified party shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that such indemnity shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to any of the indemnified parties. Each shareholder agrees to waive any claim or right of action such shareholder might have, whether individually or by or in the right of the Company, against any director or officer of the Company on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to such director or officer.

The Company may purchase and maintain insurance for the benefit of any director or officer of the Company against any liability incurred by them under the Companies Act in his capacity as a director or officer or indemnifying such director or officer in respect of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the director or officer may be guilty in relation to the Company or any subsidiary thereof.

The Company may advance moneys to a director or officer of the Company for the costs, charges and expenses incurred by the director or officer in defending any civil or criminal proceedings against them, on condition that the director or officer shall repay the advance if any allegation of fraud or dishonesty in relation to the Company is proved against them.

Item 21. Exhibits and Financial Statement Schedules

(a)	Exhibits.

Exhibit No.	Description

2.1	Second Amended Joint Chapter 11 Plan (as modified) of Reorganization, as confirmed by the Bankruptcy Court on October 26, 2021 (incorporated by reference to Exhibit 2.1 of Seadrill Limited’s Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on April 29, 2022).

2.2†	Agreement and Plan of Merger, by and among Seadrill Limited, Aquadrill LLC and Seadrill Merger Sub, LLC, dated as of December 22, 2022 (included as Annex A to the prospectus that forms a part of this registration statement).

3.1	Certificate of Incorporation of Seadrill 2021 Limited delivered October 21, 2021 (incorporated by reference to Exhibit 1.1 to Seadrill Limited’s Annual Report on Form 20-F filed on April 29, 2022).

Exhibit No.	Description

3.2	Memorandum of Association of Seadrill 2021 Limited (incorporated by reference to Exhibit 1.2 to Seadrill Limited’s Annual Report on Form 20-F filed on April 29, 2022).

3.3	Certificate of Deposit of Memorandum of Increase of Share Capital of Seadrill Limited (incorporated by reference to Exhibit 1.3 to Seadrill Limited’s Annual Report on Form 20-F filed on April 29, 2022).

3.4	Bye-Laws of Seadrill Limited (incorporated by reference to Exhibit 1.4 to Seadrill Limited’s Annual Report on Form 20-F filed on April 29, 2022).

3.5	Certificate of Change of Name from Seadrill 2021 Limited to Seadrill Limited delivered February 22, 2022 (incorporated by reference to Exhibit 1.5 to Seadrill Limited’s Annual Report on Form 20-F filed on April 29, 2022).

4.1	Registration Rights Agreement (incorporated by reference to Exhibit 2.2 of Seadrill Limited’s Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on April 29, 2022).

4.2	Convertible Note Purchase Agreement (incorporated by reference to Exhibit 4.3 of Seadrill Limited’s Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on April 29, 2022).

5.1*	Opinion of Conyers Dill & Pearman Limited as to the legality of the securities being registered.

8.1**	Opinion of Baker Botts L.L.P. regarding certain U.S. federal income tax matters.

10.1†	Voting and Support Agreement, by and among Seadrill Limited and the Members of Aquadrill LLC, dated as of December 22, 2022 (included as Annex B to the prospectus that forms a part of this registration statement).

10.2	Super Senior Term and Revolving Facilities Agreement (incorporated by reference to Exhibit 4.1 of Seadrill Limited’s Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on April 29, 2022).

10.3	Senior Secured Credit Facility Agreement (incorporated by reference to Exhibit 4.2 of Seadrill Limited’s Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on April 29, 2022).

10.4*	Seadrill Limited 2022 Management Incentive Plan.

21.1*	List of subsidiaries of Seadrill Limited.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm (Seadrill Limited).

23.2*	Consent of PricewaterhouseCoopers LLP, independent auditors (Aquadrill LLC) (Successor).

23.3*	Consent of PricewaterhouseCoopers LLP, independent auditors (Aquadrill LLC) (Predecessor).

23.4*	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).

23.5**	Consent of Baker Botts L.L.P. (included in Exhibit 8.1).

24.1*	Power of Attorney (incorporated by reference to the signature page hereto).

101.INS*	Inline XBRL Instance Document

101.SCH*	Inline XBRL Taxonomy Extension Schema

101.CAL*	Inline XBRL Taxonomy Extension Schema Calculation Linkbase

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase

Exhibit No.	Description

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase

104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

107.1*	Filing Fee Table.

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5) and will be provided to the SEC upon request.
*	Previously filed.
**	Filed herewith.

(b)	Financial Statement Schedules. Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

Item 22. Undertakings.

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

6.

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, in the United Kingdom, on March 29, 2023.

SEADRILL LIMITED

By:	/s/ Simon Johnson
	Name:	Simon Johnson
	Title:	Chief Executive Officer of Seadrill Management Ltd. (Principal Executive officer of Seadrill Limited)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

*	Chief Executive Officer of Seadrill Management Ltd. (Principal Executive Officer of Seadrill Limited)	March 29, 2023
Simon Johnson

*	Chief Financial Officer of Seadrill Management Ltd. (Principal Financial Officer and Principal Accounting Officer of Seadrill Limited)	March 29, 2023
Grant Creed

*	Chair	March 29, 2023
Julie Johnson Robertson

*	Director	March 29, 2023
Mark A. McCollum

*	Director	March 29, 2023
Jean Cahuzac

*	Director	March 29, 2023
Jan B. Kjærvik

*	Director	March 29, 2023
Andrew Schultz

*	Director	March 29, 2023
Paul Smith

*		March 29, 2023
Ana Zambelli	Director

/s/ Brett Cole		March 29, 2023
Brett Cole	Secretary of Seadrill Americas Inc. (Authorized Representative of Seadrill Limited in the United States)
*

Simon Johnson hereby signs this Amendment No. 2 to the registration statement on behalf of the indicated persons for whom he is attorney-in-fact, pursuant to powers of attorney previously filed as Exhibit 24.1 to the Registration Statement on Form F-4 of Seadrill Limited filed with the Securities and Exchange Commission on February 27, 2023.

* By:	/s/ Simon Johnson	Chief Executive Officer of Seadrill Management Ltd. (Principal Executive Officer of Seadrill Limited)	March 29, 2023
Simon Johnson